UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2008

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 4, 2008, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended December 31, 2007.

ITEM 7.01     REGULATION FD DISCLOSURE

On March 4, 2008, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended December 31, 2007.

Additionally, on March 4, 2008, Salem Communications Corporation issued a press release announcing its results of its 2008 national block programming renewals.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated March 4, 2008, of Salem Communications Corporation regarding its results of operations for the quarter ended December 31, 2007.

99.2	Press release, dated March 4, 2008, of Salem Communications Corporation announcing its results of its 2008 national block programming renewals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: March 4, 2008	By: /s/ EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 4, 2008, of Salem Communications Corporation regarding its results of operations for the quarter ended December 31, 2007.

99.2	Press release, dated March 4, 2008, of Salem Communications Corporation announcing its results of its 2008 national block programming renewals.

 EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES FOURTH QUARTER 2007 TOTAL REVENUE OF $59.1 MILLION

CAMARILLO, CA March 4, 2008 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced results for the three months and year ended December 31, 2007.

Fourth Quarter 2007 Results

For the quarter ended December 31, 2007 compared to the quarter ended December 31, 2006:

•

Total revenue decreased 0.2% to $59.1 million from $59.2 million;

•

Operating income decreased 28.8% to $7.1 million from $10.0 million;

•

Net income decreased to $0.2 million, or $0.01 net income per diluted share, from $3.3 million, or $0.14 net income per diluted share;

•

EBITDA decreased 29.3% to $10.9 million from $15.4 million;

•

Adjusted EBITDA decreased 8.7% to $13.8 million from $15.1 million;

Broadcasting

•

Net broadcasting revenue decreased 1.8% to $52.2 million from $53.2 million;

•

Station operating income (“SOI”) decreased 7.7% to $18.0 million from $19.5 million;

•

Same station net broadcasting revenue decreased 2.1% to $50.8 million from $51.9 million;

•

Same station SOI decreased 7.2% to $18.2 million from $19.6 million;

•

Same station SOI margin decreased to 35.7% from 37.7%;

Non-broadcast Media

•

Non-broadcast revenue increased 14.1% to $6.9 million from $6.0 million; and

•

Non-broadcast operating income increased 23.5% to $0.5 million from $0.4 million.

Included in the results for the quarter ended December 31, 2007 are:

•

A $0.1 million loss on the disposal of assets;

•

A $1.9 million impairment charge ($1.0 million, net of tax or $0.08 per share) resulting from our decision to discontinue the printing of CCM Magazine; and

•

A $0.9 million non-cash compensation charge ($0.5 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.6 million non-cash compensation included in corporate expenses; and

o

$0.3 million non-cash compensation included in broadcasting operating expenses.

On February 7, 2007, we sold WKNR (850 AM) in Cleveland, Ohio. We discontinued operating this radio station under a local marketing agreement effective December 1, 2006. For the quarter ended December 31, 2007, this station did not generate any revenue or profit. For the comparable 2006 period, the station generated net broadcasting revenue of $0.4 million and generated no profit.

These results reflect the reclassification of the operations of our Milwaukee stations to discontinued operations for all periods presented. These stations had net broadcasting revenue of approximately $0.5 million and generated a profit of $0.1 million for both the quarters ended December 31, 2007 and December 31, 2006.

Other comprehensive loss of $1.6 million, net of tax, for the quarter ended December 31, 2007 is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 23,668,788 diluted weighted average shares for the quarter ended December 31, 2007, and 23,852,840 diluted weighted average shares for the comparable 2006 period.

Full Year 2007 Results

For the year ended December 31, 2007 compared to the year ended December 31, 2006:

•

Total revenue increased 2.7% to $231.7 million from $225.7 million;

•

Operating income decreased 31.1% to $39.8 million from $57.7 million;

•

Net income decreased to $8.2 million, or $0.34 net income per diluted share, from $19.0 million, or $0.78 net income per diluted share;

•

EBITDA decreased 22.6% to $55.2 million from $71.3 million;

•

Adjusted EBITDA increased 0.1% to $58.1 million from $58.0 million;

Broadcasting

•

Net broadcasting revenue increased 0.1% to $206.6 million from $206.4 million;

•

SOI decreased 2.8% to $74.8 million from $76.9 million;

•

Same station net broadcasting revenue increased 0.5% to $202.3 million from $201.3 million;

•

Same station SOI decreased 3.0% to $75.2 million from $77.5 million;

•

Same station SOI margin decreased to 37.2% from 38.5%;

Non-broadcast Media

•

Non-broadcast revenue increased 29.7% to $25.1 million from $19.4 million; and

•

Non-broadcast operating income increased 70.2% to $2.0 million from $1.2 million.

Included in the results for the year ended December 31, 2007 are:

•

A $2.2 million gain primarily from the disposal of assets in the Cleveland and Nashville markets ($1.2 million gain, net of tax, or $0.05 gain per diluted share);

•

A $1.9 million impairment charge ($1.0 million, net of tax or $0.08 per share) resulting from our decision to discontinue the printing of CCM Magazine;

•

A $0.2 million gain ($0.01 per diluted share) from discontinued operations, net of tax related to the disposition of assets in the Milwaukee markets; and

•

A $3.4 million non-cash compensation charge ($1.9 million, net of tax, or $0.08 per share) related to the expensing of stock options consisting of:

o

$2.4 million non-cash compensation included in corporate expenses;

o

$0.8 million non-cash compensation included in broadcasting operating expenses; and

o

$0.2 million non-cash compensation included in other media operating expenses

Included in the results for the year ended December 31, 2006 are:

•

An $18.7 million gain primarily from the disposal and exchange of assets in the in the Sacramento, Cleveland and Dallas markets ($11.1 million gain, net of tax, or $0.46 gain per diluted share);

•

A $3.6 million loss ($2.2 million loss, net of tax, or $0.09 loss per share) from the early redemption of $94.0 million of 9.0% senior subordinated notes due 2011;

•

A $2.6 million gain ($0.11 per diluted share) from discontinued operations, net of tax related to the disposition of assets in the Baltimore, Jacksonville, Richmond and Milwaukee markets; and

•

A $4.3 million non-cash compensation charge ($2.6 million, net of tax, or $0.11 per share) related to the expensing of stock options consisting of:

o

$3.4 million non-cash compensation included in corporate expenses;

o

$0.8 million non-cash compensation included in broadcasting operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

For the twelve months ended December 31, 2007, WKNR (850 AM) in Cleveland, Ohio, which was sold on February 7, 2007, did not generate any revenue or profit.  For the comparable 2006 period, the station generated net broadcasting revenue of $2.3 million and generated no profit.

These results reflect the reclassification of the operations of our Milwaukee stations to discontinued operations for all periods presented. These stations had net broadcasting revenue of approximately $2.1 million and generated a profit of $0.5 million for the year ended December 31, 2007 as compared to net broadcasting revenue of approximately $2.0 million and profit of $0.4 million in the same period of the prior year.

Other comprehensive loss of $2.3 million, net of tax, for the year ended December 31, 2007 is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 23,788,568 diluted weighted average shares for the year ended December 31, 2007, and 24,223,751 diluted weighted average shares for the comparable 2006 period.

Balance Sheet

As of December 31, 2007, the company had net debt of $353.8 million and was in compliance with the covenants of its credit facilities and bond indentures. The company’s bank leverage ratio was 6.0 versus a compliance covenant of 6.25 and its bond leverage ratio was 5.1 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

The following transactions are currently pending:

•

KKSN (910 AM) in Portland, Oregon will be acquired for approximately $4.5 million (this station is operated by Salem under a local marketing agreement that began on February 1, 2007 with the call letters KTRO);

•

WTPS (1080 AM) in Miami, Florida will be acquired for approximately $12.3 million (this station is operated by Salem under a local marketing agreement that began on October 18, 2007 with the call letters WMCU);

•

KTEK (1110 AM) in Houston, Texas will be sold for approximately $7.8 million (this station is operated by the buyer under a time brokerage agreement that began on November 29, 2007)

•

WHKZ (1440 AM) in Warren, Ohio will be sold for approximately $0.6 million;

•

WRRD (540 AM) in Milwaukee, Wisconsin, will be sold for approximately $3.8 million (this station is operated by the buyer under a local marketing agreement that began on February 14, 2008); and

•

WFZH (105.3 FM) in Milwaukee, Wisconsin, will be sold for approximately $8.1 million (this station is operated by the buyer under a local marketing agreement that began on February 15, 2008).

First Quarter 2008 Outlook

We have elected to discontinue the practice of providing specific quarterly revenue, SOI and earnings per share guidance. Going forward, Salem will provide a quarterly range for total revenue and operating expenses.  Accordingly, for the first quarter of 2008, Salem is projecting total revenue to decrease in the low-single digit range over first quarter 2007 total revenue of $55.2 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets to increase in the low-to-mid-single digit range over first quarter of 2007 operating expenses of $46.7 million.  This increase is primarily the result of increased investment in our non-broadcast business.

Conference Call Information

Salem will host a teleconference to discuss its results today, on March 4, 2008 at 5:00 p.m. Eastern Time. To access the teleconference, please dial 973-582-2717 ten minutes prior to the start time or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through March 18, 2008 and can be heard by dialing 706-645-9291, pass code 33528493 or on the investor relations portion of the company’s website, located at www.salem.cc.

In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 96 radio stations, including 59 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Company Contact:

Tomasita Aranda

Salem Communications

(805) 987-0400 ext. 1067

tomasitaa@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before loss on early redemption of long-term debt, impairment of goodwill and intangible assets, discontinued operations (net of tax), gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)

Net broadcasting revenue	$ 53,209	$ 52,248	$ 206,367	$ 206,596
Non-broadcast revenue	6,031	6,880	19,369	25,130
Total revenue	59,240	59,128	225,736	231,726
Operating expenses:
Broadcasting operating expenses	33,703	34,243	129,438	131,796
Non-broadcast operating expenses	5,602	6,350	18,172	23,093
Impairment of goodwill	-	1,862	-	1,862
Corporate expenses	5,710	5,579	24,043	22,314
Depreciation and amortization	4,035	3,861	15,026	15,082
(Gain) loss on disposal of assets	220	136	(18,653)	(2,190)
Total operating expenses	49,270	52,031	168,026	191,957
Operating income	9,970	7,097	57,710	39,769
Other income (expense):
Interest income	96	23	210	183
Interest expense	(6,485)	(6,351)	(26,342)	(25,488)
Loss on early redemption of long-term debt	-	-	(3,625)	-
Other income (expense), net	46	(66)	(420)	164
Income from continuing operations before income taxes	3,627	703	27,533	14,628
Provision for income taxes	1,757	540	11,096	6,620
Income from continuing operations	1,870	163	16,437	8,008
Discontinued operations, net of tax	1,395	25	2,562	167
Net income	$ 3,265	$ 188	$ 18,999	$ 8,175
Other comprehensive income (loss), net of tax	(5)	(1,593)	457	(2,267)
Comprehensive income (loss)	$ 3,260	$ (1,405)	$ 19,456	$ 5,908

Basic income per share before discontinued operations	$ 0.08	$ 0.01	$ 0.68	$ 0.34
Discontinued operations, net of tax	$ 0.06	$ -	$ 0.11	$ 0.01
Basic income per share after discontinued operations	$ 0.14	$ 0.01	$ 0.78	$ 0.34

Diluted income per share before discontinued operations	$ 0.08	$ 0.01	$ 0.68	$ 0.34
Discontinued operations, net of tax	$ 0.06	$ -	$ 0.11	$ 0.01
Diluted income per share after discontinued operations	$ 0.14	$ 0.01	$ 0.78	$ 0.34

Basic weighted average shares outstanding	23,847,520	23,668,788	24,215,867	23,785,015
Diluted weighted average shares outstanding	23,852,840	23,668,788	24,223,751	23,788,568

Other Data:
Station operating income	$ 19,506	$ 18,005	$ 76,929	$ 74,800
Station operating margin	36.7%	34.5%	37.3%	36.2%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2006	2007
	(unaudited)
Assets
Cash	$ 710	$ 447
Trade accounts receivable, net	31,984	30,030
Deferred income taxes	5,020	5,567
Other current assets	2,881	3,256
Assets of discontinued operations	8,671	8,599
Property, plant and equipment, net	127,956	131,087
Intangible assets, net	500,496	492,156
Bond issue costs	593	444
Bank loan fees	2,996	1,994
Fair value of interest rate swaps	1,290	-
Other assets	3,667	6,218
Total assets	$ 686,264	$ 679,798

Liabilities and Stockholders' Equity
Current liabilities	$ 27,295	$ 26,290
Long-term debt and capital lease obligations	358,978	350,106
Deferred income taxes	53,935	61,381
Other liabilities	8,340	8,843
Stockholders' equity	237,716	233,178
Total liabilities and stockholders' equity	$ 686,264	$ 679,798

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)
Capital expenditures
Acquisition related / income producing	$ 2,813	$ 1,877	$ 14,594	$ 7,280
Maintenance	2,177	2,155	6,476	8,616

Total capital expenditures	$ 4,990	$ 4,032	$ 21,070	$ 15,896

Tax information
Cash tax expense	$ 57	$ 75	$ 256	$ 368
Deferred tax expense	1,700	465	10,840	6,252

Provision for income taxes	$ 1,757	$ 540	$ 11,096	$ 6,620

Tax benefit of non-book amortization	$ 3,499	$ 4,180	$ 10,620	$ 16,120

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 51,899	$ 50,815	$ 201,333	$ 202,280
Net broadcasting revenue - acquisitions	43	447	215	1,241
Net broadcasting revenue - dispositions	616	86	2,911	234
Net broadcasting revenue - format changes	651	900	1,908	2,841

Total net broadcasting revenue	$ 53,209	$ 52,248	$ 206,367	$ 206,596

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$ 32,322	$ 32,651	$ 123,878	$ 127,119
Broadcasting operating expenses - acquisitions	39	440	215	1,355
Broadcasting operating expenses - dispositions	648	101	2,918	314
Broadcasting operating expenses - format changes	694	1,051	2,427	3,008

Total broadcasting operating expenses	$ 33,703	$ 34,243	$ 129,438	$ 131,796

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 19,577	$ 18,164	$ 77,455	$ 75,161
Station operating income - acquisitions	4	7	-	(114)
Station operating income - dispositions	(32)	(15)	(7)	(80)
Station operating income - format changes	(43)	(151)	(519)	(167)

Total station operating income	$ 19,506	$ 18,005	$ 76,929	$ 74,800

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)
Reconciliation of Station Operating Income and Non-Broadcast
Operating Income to Operating Income
Station operating income	$ 19,506	$ 18,005	$ 76,929	$ 74,800
Non-broadcast operating income	429	530	1,197	2,037
Less:
Corporate expenses	(5,710)	(5,579)	(24,043)	(22,314)
Impairment of goodwill	-	(1,862)	-	(1,862)
Depreciation and amortization	(4,035)	(3,861)	(15,026)	(15,082)
Gain (loss) on disposal of assets	(220)	(136)	18,653	2,190

Operating income	$ 9,970	$ 7,097	$ 57,710	$ 39,769

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$ 15,059	$ 13,756	$ 57,997	$ 58,068
Less:
Stock-based compensation	(788)	(866)	(4,334)	(3,381)
Discontinued operations, net of tax	1,395	25	2,562	167
Gain (loss) on disposal of assets	(220)	(136)	18,653	2,190
Impairment of goodwill	-	(1,862)	-	(1,862)
Loss on early redemption of long-term debt	-	-	(3,625)	-

EBITDA	15,446	10,917	71,253	55,182
Plus:
Interest income	96	23	210	183
Less:
Depreciation and amortization	(4,035)	(3,861)	(15,026)	(15,082)
Interest expense	(6,485)	(6,351)	(26,342)	(25,488)
Provision for income taxes	(1,757)	(540)	(11,096)	(6,620)

Net income	$ 3,265	$ 188	$ 18,999	$ 8,175

		Applicable
	Outstanding	Interest
	at 12/31/2007	Rate
Selected Debt and Swap Data
7 3/4% senior subordinated notes	$ 100,000	7.75%
Senior bank term loan B debt (1)	72,375	6.63%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.74%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.45%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.28%
Senior bank term C debt (at variable rates) (1)	72,525	6.80%
Senior bank revolving debt (at variable rates) (1)	13,000	6.66%
Swingline credit facility (3)	2,952	7.00%

(1) Subject to rolling LIBOR plus a spread currently at 1.75% and incorporated into the rate set forth above.

(2) Under its swap agreements, the Company pays a fixed rate plus a spread based on the Company's leverage, as defined in its credit agreement. As of December 31, 2007, that spread was 1.75% and is incorporated into the applicable interest rates set forth above.

(3) Subject to prime interest rate less 0.25%.

 EXHIBIT 99.2

SALEM COMMUNICATIONS ANNOUNCES RESULTS OF 2008 NATIONAL BLOCK PROGRAMMING RENEWALS

CAMARILLO, CA March 4, 2008 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced the results of its national block programming rate negotiations, which are conducted annually at the start of each year. The average increase in rates for 2008 is approximately 4% with 90% of the block programming contracts successfully renewed.

Commenting on the company’s results, Edward G. Atsinger III, CEO said, “Our Christian Teaching and Talk format is featured on nearly one-half of Salem’s radio stations, and we have at least one station in this format in 30 separate markets.  We also offer this format on the XM Radio Family Talk Channel. Christian Teaching and Talk has been and will continue to be our foundational format.

“The ongoing success of this format is directly related to the effort we and our 125 national block program customers put into making our relationship a true partnership.  The programmers provide compelling content.  We provide the broadcast platform.  In addition, many of the personalities featured on these programs make themselves available to speak at local radio events.  We sponsored over 50 of these events in 2007, connecting stations, programmers and the local church community at a personal level.   Our commitment to this type of partnership results in consistent renewals and a reliable stream of revenue and cash flow.”

In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 96 radio stations, including 59 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Company Contact:

Tomasita Aranda

Salem Communications

(805) 987-0400 ext. 1067

tomasitaa@salem.cc